EXHIBIT 10.2

Form of Time-Based Restricted Stock Agreement Award for Non-Employee Directors under the SPX Corporation 2002 Stock Compensation Plan

SPX Corporation

2002 STOCK COMPENSATION PLAN

TIME-BASED RESTRICTED STOCK AGREEMENT

[  ] AWARD FOR NON-EMPLOYEE DIRECTORS

THIS AGREEMENT (the “Agreement”) is made between SPX CORPORATION, a Delaware corporation (the “Company”), and the Recipient pursuant to the SPX Corporation 2002 Stock Compensation Plan, as amended from time to time, and related plan documents (the “Plan”) in combination with an SPX Restricted Stock Summary (the “Award Summary”) to be displayed at the Fidelity website.  The Award Summary, which identifies the person to whom the shares of Restricted Stock are granted (the “Recipient”) and specifies the date (the “Award Date”) and other details of this grant of Restricted Stock, and the electronic acceptance of this Agreement (which also is to be displayed at the Fidelity website), are incorporated herein by reference.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan.  The parties hereto agree as follows:

1.                                      Grant of Restricted Stock.  The Company hereby grants to the Recipient the number of shares of Restricted Stock specified in the Award Summary (the “Award”), subject to the terms and conditions of the Plan and this Agreement.  Each share of Restricted Stock will entitle the Recipient to a share of Common Stock when the share of Restricted Stock ceases to be subject to a Period of Restriction.  The Recipient must accept the Award within ninety (90) days after notification that the Award is available for acceptance and in accordance with the instructions provided by the Company.  The Award automatically will be rescinded upon the action of the Company, in its discretion, if the Award is not accepted within ninety (90) days after notification is sent to the Recipient indicating availability for acceptance.  No payment of cash is required for the Award granted pursuant to this Agreement.

2.                                      Restrictions.  The Restricted Stock evidenced by the Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, whether voluntarily or involuntarily or by operation of law, until the Restricted Stock ceases to be subject to the Period of Restriction specified in Section 4 below or as otherwise provided in the Plan or this Agreement.  Except for such restrictions, and the provisions relating to dividends paid during the Period of Restriction as described in Section 9, the Recipient will be treated as the owner of the shares of Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares.

3.             Restricted Stock Certificates.  The Award may be evidenced in such manner as the Board shall determine.  The stock certificate(s) representing the Restricted Stock may be issued or held in book entry form promptly following the acceptance of this Agreement.  If a stock certificate is issued, it shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until the end of the Period of Restriction or until the Restricted Stock is forfeited.  The certificates representing shares of Restricted Stock granted pursuant to this Agreement, if issued, shall bear a legend in substantially the form set forth below:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the SPX Corporation 2002 Stock Compensation Plan, as amended and restated effective May 3, 2012, and as further amended from time to time, rules and administration adopted pursuant to such Plan, and a Restricted Stock award agreement with an Award Date as specified in the Recipient’s Award

Summary.  A copy of the Plan, such rules and such Restricted Stock award agreement may be obtained from the Secretary of SPX Corporation.

4.                                      Period of Restriction.  Subject to the provisions of the Plan and this Agreement, unless vested or forfeited earlier as described in Section 5, 6 or 7 of this Agreement, the Restricted Stock awarded hereunder shall cease being subject to a Period of Restriction and become fully vested and freely transferable at the close of business on the day before the date of the Company’s next regular annual meeting of shareholders held after the grant of this Award, if the Non-Employee Director remains a member of the Board through that time.

5.                                      Treatment Upon Disability or Death.  If, while any shares of Restricted Stock are subject to a Period of Restriction, the Recipient experiences a termination of Service by reason of Disability (as defined below) or death, such shares of Restricted Stock shall cease to be subject to any Period of Restriction as of the date of such termination of Service.  “Disability” means, in the written opinion of a qualified physician selected by the Board, the Recipient is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, unable to perform the functions of a member of the Board.

6.                                      Forfeiture upon Termination due to Reason other than Disability or Death.  If, while any shares of Restricted Stock are subject to a Period of Restriction, the Recipient experiences a termination of Service for any reason other than the Recipient’s Disability or death, then the Recipient shall forfeit all shares of Restricted Stock on the date of such termination of Service.

7.                                      Vesting upon Change of Control.  In the event of a “Change of Control” of the Company as defined in this Section, and subject to Section 8(d), then any shares of outstanding Restricted Stock as of the date of such Change of Control shall cease to be subject to any Period of Restriction.  A “Change of Control” shall be deemed to have occurred if:

(a)                                 Any “Person” (as defined below), excluding for this purpose (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary, and (iii) any entity organized, appointed or established for or pursuant to the terms of any such plan that acquires beneficial ownership of Common Stock, is or becomes the “Beneficial Owner” (as defined below) of twenty-five percent (25%) or more of the Common Stock then outstanding; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty-five percent (25%) or more of the Common Stock then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in Common Stock shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a Person who has become the Beneficial Owner of Common Stock representing twenty-five percent (25%) or more of the Common Stock then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty-five percent (25%) or more of the Common Stock then outstanding, then no Change of Control shall be deemed to have occurred.  For purposes of this paragraph (a), the following terms shall have the meanings set forth below:

(i)                                    “Person” shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(ii)                                “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and the regulations and guidance promulgated thereunder (the “Exchange Act”).

(iii)                            A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(A)                               which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

(B)                               which such Person or any of such Person’s Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(C)                               which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (a)(iii)(B)(2), above) or disposing of any securities of the Company.

Notwithstanding anything in this “Beneficial Ownership” definition to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(b)                                 During any period of two (2) consecutive years (not including any period prior to the acceptance of this Agreement), individuals who at the beginning of such two-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), above, or paragraph (c), below) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

(c)                                  The consummation of: (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company or all or substantially all of the Company’s assets, (iii) a plan of merger or consolidation of the Company with any other corporation, or (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through (iv) of this paragraph (c) being referred to as a “Business Combination”), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least seventy-five percent (75%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

Notwithstanding any provision of this Agreement to the contrary, a “Change of Control” shall not include any transaction described in paragraph (a) or (c), above, where, in connection with such transaction, the Recipient and/or any party acting in concert with the Recipient substantially increases his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal Services).

8.                                      Settlement Following Change of Control.  Notwithstanding any provision of this Agreement to the contrary, in connection with or after the occurrence of a Change of Control as defined in Section 7 of this Agreement, the Company may, in its sole discretion, fulfill its obligation with respect to all or any portion of the shares of Restricted Stock that cease to be subject to any Period of Restriction in conjunction with the Change of Control by:

(a)                                 delivery of (i) the number of shares of Common Stock that corresponds with the number of shares of Restricted Stock that have ceased to be subject to any Period of Restriction or (ii) such other ownership interest as such shares of Common Stock that correspond with the vested shares of Restricted Stock may be converted into by virtue of the Change of Control transaction;

(b)                                 payment of cash in an amount equal to the Fair Market Value of the Common Stock that corresponds with the number of vested shares of Restricted Stock that have ceased to be subject to any Period of Restriction; or

(c)                                  delivery of any combination of shares of Common Stock (or other converted ownership interest) and cash having an aggregate Fair Market Value equal to the Fair Market Value of the Common Stock that corresponds with the number of shares of Restricted Stock that have ceased to be subject to any Period of Restriction.

(d)                                 Notwithstanding any other provision of this Section 8, no cancellation, termination, acceleration of vesting, removal of a Period of Restriction, or settlement or other payment shall occur with respect to the Restricted Stock if the Board (as constituted immediately prior to the Change of Control) reasonably determines, in good faith, prior to the Change of Control that the shares of Restricted Stock shall be honored or assumed or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an “Alternative Award”), provided that any Alternative Award must (as determined by the Board in its sole discretion):

(i)                                    be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Board prior to the Change of Control; and

(ii)                                have substantially equivalent economic value to such Award (determined at the time of the Change of Control).

9.                                      Dividends Paid During Period of Restriction.  If cash dividends are paid with respect to any shares of Restricted Stock, such dividends shall be deposited in the Recipient’s name in an escrow or similar account maintained by the Company for this purpose.  Such dividends shall, except as noted below, be subject to the same Period of Restriction as the shares of Restricted Stock to which they relate.  The dividends shall be paid to the Recipient in cash (subject to all applicable tax withholding), without adjustment for interest, as soon as administratively practicable after the date the related shares of Restricted Stock cease to be subject to a Period of Restriction (or, if earlier, the date the related shares of Restricted Stock cease to be subject to a substantial risk of forfeiture).  If the related shares of Restricted Stock are forfeited, then any dividends related to such shares shall also be forfeited on the same date.  If any dividends on Restricted Stock are paid in shares of Common Stock, and subject to other applicable provisions of the Plan and this Agreement, the dividend shares shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid, and shall vest or be forfeited in the same manner as the underlying Restricted Stock.

10.                               Adjustment in Capitalization.  In the event of any change in the Common Stock through stock dividends or stock splits, a corporate spin-off, reverse spin-off, split-off or split-up, or recapitalization, merger, consolidation, exchange of shares, or a similar event, the number of shares of Restricted Stock subject to this Agreement shall be equitably adjusted by the Board to preserve the intrinsic value of any Awards granted under the Plan.  Such mandatory adjustment may include a change in any or all of the number and kind of shares of Common Stock or other equity interests underlying the Restricted Stock, and/or if reasonably determined in good faith by the Board prior to such adjustment event, that the Restricted Stock (in whole or in part) shall be replaced by Alternative Awards meeting the requirements set forth in Section 8(d)(i)-(ii) above.  In addition, the Board may make provisions for a cash payment to the Recipient in such event.  The number of shares of Common Stock or other equity interests underlying the Restricted Stock shall be rounded to the nearest whole number.  Any such adjustment shall be consistent with Code Section 162(m) to the extent the Award is subject to such section of the Code and shall not result in adverse tax consequences to the Recipient under Code Section 409A.

11.                               Delivery of Stock Certificates or Cash.  Subject to the requirements of Section 12 and 13 below, as promptly as practicable after the shares of Restricted Stock cease to be subject to a Period of Restriction in accordance with this Agreement, the Company may, if applicable, cause to be issued and delivered to the Recipient, the Recipient’s legal representative, or a brokerage account for the benefit of the Recipient, as the case may be, certificates for the shares of Common Stock that correspond to the vested shares of Restricted Stock, or, pursuant to Section 8, a check will be delivered to the last known address of the Recipient.

12.                               Tax Withholding.  Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding (“Tax”) that the Recipient is required to bear pursuant to all applicable laws, the Recipient hereby acknowledges and agrees that the ultimate liability for all Tax is and remains the responsibility of the Recipient.

The Company advises the Recipient to consult a lawyer or accountant with respect to the tax consequences for the Recipient under the Plan.

The Company and/or any Subsidiary: (a) make no representations or undertakings regarding the tax treatment in connection with the Plan; and (b) do not commit to structure the Plan to reduce or eliminate the Recipient’s liability for Tax.

13.                               Securities Laws.  This Award is a private offer that may be accepted only by a Recipient who is a director of the Company or a Subsidiary and who satisfies the eligibility requirements outlined in the Plan and the Board’s administrative procedures.  If a registration statement under the Securities Act of 1933, as amended, is not in effect with respect to the shares of Common Stock to be issued pursuant to this Agreement, the Recipient hereby represents that the Recipient is acquiring the shares of Common Stock for investment and with no present intention of selling or transferring them and that the Recipient will not sell or otherwise transfer the shares except in compliance with all applicable securities laws and requirements of any stock exchange on which the shares of Common Stock may then be listed.

14.                               No Legal Rights.  Neither the Plan nor this Agreement confers on the Recipient any legal or equitable rights (other than those related to the Restricted Stock Award) against the Company or any Subsidiary or directly or indirectly gives rise to any cause of action in law or in equity against the Company or any Subsidiary.

15.                               Plan Terms and Board Authority.  This Agreement and the rights of the Recipient hereunder are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, as well as to such rules and regulations as the Board may adopt for administration of the Plan.  It is expressly understood that the Board is authorized to administer, construe and make all determinations necessary or appropriate for the administration of the Plan and this Agreement, all of which shall be binding upon the Recipient.  Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.  The Recipient hereby acknowledges receipt of a copy of the Plan and this Agreement.

16.                               Compliance with Code Section 409A.  Notwithstanding any provision of the Plan or this Agreement to the contrary, the Award is intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals.  The Plan and the Agreement will be construed and interpreted in accordance with such intent.  References in the Plan and this Agreement to “termination of Service” and similar terms shall mean a “separation from service” within the meaning of that term under Code Section 409A.  Any payment or distribution that is to be made to a Recipient who is a “specified employee” of the Company within the meaning of that term under Code Section 409A and as determined by the Board, on account of a “separation from service” under Code Section 409A, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Code Section 409A by reason of the short-term deferral exemption or otherwise.

17.                               No Fractional Shares.  No fractional shares of Common Stock shall be issued or delivered under this Agreement.  The Board shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be forfeited or otherwise eliminated.

18.                               Amendment.  The Board may at any time amend, modify or terminate the Plan and this Agreement; provided, however, that no such action of the Board shall adversely affect the Recipient’s rights under this Agreement without the consent of the Recipient.  The Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this Agreement so that the Award qualifies for exemption from or complies with Code Section 409A; provided, however, that the Board and the Company make no representations that the Award shall be exempt from or comply with Code Section 409A and make no undertaking to preclude Code Section 409A from applying to the Award.

19.                               Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or the Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Board’s determination, materially altering the intent of the Plan or the Agreement, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Agreement shall remain in full force and effect.

20.                               Governing Law and Jurisdiction.  The Plan and this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America.  The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of North Carolina, County of Mecklenburg, United States of America, including the Federal Courts located therein (should Federal jurisdiction exist).  As consideration for and by accepting the Award, the Recipient agrees that the Governing Law and Jurisdiction provisions of this Section 20 shall supersede any Governing Law or similar provisions contained or referenced in any prior equity awards made by the Company to the Recipient, and, accordingly, such prior equity awards shall become subject to the terms and conditions of the Governing Law and Jurisdiction provisions of this Section 20.

21.                               Successors.  All obligations of the Company under this Agreement will be binding on any successor to the Company, whether the existence of the successor results from a direct or indirect purchase of all or substantially all of the business or assets of the Company or both, or a merger, consolidation or otherwise.

22.                               Compensation Recovery.  This Award shall be subject to any compensation recovery policy adopted by the Company, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.  As consideration for and by accepting the Award, the Recipient agrees that all prior equity awards made by the Company to the Recipient shall become subject to the terms and conditions of the provisions of this Section 22.

23.                               Further Assurances.  The Recipient agrees to use his or her reasonable efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for the Recipient’s benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.